Exhibit 2

BRITISH AMERICAN TOBACCO p.l.c.
RESULTS OF VOTING AT 2018 ANNUAL GENERAL MEETING

The Annual General Meeting of British American Tobacco p.l.c. was held at Milton Court Concert Hall, Silk Street, London EC2Y 9BH on 25 April 2018 at 11.30am.

The tables below set out the results of the poll on each of the total of 20 Resolutions as stated in the Notice of Meeting dated 21 March 2018. Each shareholder, present in person or by proxy was entitled to one vote per share held.

Resolution 1
Receipt of 2017 Report and Accounts
For - Note (b)	1,772,128,634
Percent of Votes Cast	99.54%
Percent of Issued Share Capital	77.262%
Against	8,240,336
Percent of Votes Cast	0.46%
Percent of Issued Share Capital	0.359%
Total Votes Cast (Excl. Votes Withheld)	1,780,368,970
Percent of Issued Share Capital	77.622%
Votes Withheld - Note (c)	3,722,227

Resolution 2
Approval of 2017 Directors' Remuneration Report
For - Note (b)	1,326,830,858
Percent of Votes Cast	75.68%
Percent of Issued Share Capital	57.848%
Against	426,315,629
Percent of Votes Cast	24.32%
Percent of Issued Share Capital	18.587%
Total Votes Cast (Excl. Votes Withheld)	1,753,146,487
Percent of Issued Share Capital	76.435%
Votes Withheld - Note (c)	30,934,018

Resolution 3
Reappointment of KPMG LLP as Auditors
For - Note (b)	1,776,772,009
Percent of Votes Cast	99.68%
Percent of Issued Share Capital	77.465%
Against	5,764,010
Percent of Votes Cast	0.32%
Percent of Issued Share Capital	0.251%
Total Votes Cast (Excl. Votes Withheld)	1,782,536,019
Percent of Issued Share Capital	77.716%
Votes Withheld - Note (c)	1,557,056

Resolution 4
Authority for the Audit Committee to agree the Auditors' remuneration
For - Note (b)	1,778,989,155
Percent of Votes Cast	99.80%
Percent of Issued Share Capital	77.561%
Against	3,480,154
Percent of Votes Cast	0.20%
Percent of Issued Share Capital	0.152%
Total Votes Cast (Excl. Votes Withheld)	1,782,469,309
Percent of Issued Share Capital	77.713%
Votes Withheld - Note (c)	1,623,766

Resolution 5
Re-election of Richard Burrows as a Director
For - Note (b)	1,707,777,358
Percent of Votes Cast	96.99%
Percent of Issued Share Capital	74.457%
Against	53,021,297
Percent of Votes Cast	3.01%
Percent of Issued Share Capital	2.312%
Total Votes Cast (Excl. Votes Withheld)	1,760,798,655
Percent of Issued Share Capital	76.768%
Votes Withheld - Note (c)	23,294,402

Resolution 6
Re-election of Nicandro Durante as a Director
For - Note (b)	1,780,556,901
Percent of Votes Cast	99.89%
Percent of Issued Share Capital	77.630%
Against	2,000,968
Percent of Votes Cast	0.11%
Percent of Issued Share Capital	0.087%
Total Votes Cast (Excl. Votes Withheld)	1,782,557,869
Percent of Issued Share Capital	77.717%
Votes Withheld - Note (c)	1,535,686

Resolution 7
Re-election of Sue Farr as a Director
For - Note (b)	1,772,725,968
Percent of Votes Cast	99.46%
Percent of Issued Share Capital	77.288%
Against	9,583,219
Percent of Votes Cast	0.54%
Percent of Issued Share Capital	0.418%
Total Votes Cast (Excl. Votes Withheld)	1,782,309,187
Percent of Issued Share Capital	77.706%
Votes Withheld - Note (c)	1,768,997

Resolution 8
Re-election of Dr Marion Helmes as a Director
For - Note (b)	1,038,776,064
Percent of Votes Cast	59.31%
Percent of Issued Share Capital	45.289%
Against	712,532,916
Percent of Votes Cast	40.69%
Percent of Issued Share Capital	31.065%
Total Votes Cast (Excl. Votes Withheld)	1,751,308,980
Percent of Issued Share Capital	76.355%
Votes Withheld - Note (c)	32,766,239

Resolution 9
Re-election of Savio Kwan as a Director
For - Note (b)	1,779,294,410
Percent of Votes Cast	99.83%
Percent of Issued Share Capital	77.575%
Against	2,965,046
Percent of Votes Cast	0.17%
Percent of Issued Share Capital	0.129%
Total Votes Cast (Excl. Votes Withheld)	1,782,259,456
Percent of Issued Share Capital	77.704%
Votes Withheld - Note (c)	1,818,128

Resolution 10
Re-election of Dimitri Panayotopoulos as a Director
For - Note (b)	1,725,584,896
Percent of Votes Cast	97.90%
Percent of Issued Share Capital	75.233%
Against	37,059,574
Percent of Votes Cast	2.10%
Percent of Issued Share Capital	1.616%
Total Votes Cast (Excl. Votes Withheld)	1,762,644,470
Percent of Issued Share Capital	76.849%
Votes Withheld - Note (c)	21,432,516

Resolution 11
Re-election of Kieran Poynter as a Director
For - Note (b)	1,778,500,533
Percent of Votes Cast	99.79%
Percent of Issued Share Capital	77.540%
Against	3,782,969
Percent of Votes Cast	0.21%
Percent of Issued Share Capital	0.165%
Total Votes Cast (Excl. Votes Withheld)	1,782,283,502
Percent of Issued Share Capital	77.705%
Votes Withheld - Note (c)	1,794,081

Resolution 12
Re-election of Ben Stevens as a Director
For - Note (b)	1,773,717,143
Percent of Votes Cast	99.51%
Percent of Issued Share Capital	77.332%
Against	8,714,028
Percent of Votes Cast	0.49%
Percent of Issued Share Capital	0.380%
Total Votes Cast (Excl. Votes Withheld)	1,782,431,171
Percent of Issued Share Capital	77.711%
Votes Withheld - Note (c)	1,646,413

Resolution 13
Election of Luc Jobin as a Director
For - Note (b)	1,765,758,742
Percent of Votes Cast	99.10%
Percent of Issued Share Capital	76.985%
Against	16,010,459
Percent of Votes Cast	0.90%
Percent of Issued Share Capital	0.698%
Total Votes Cast (Excl. Votes Withheld)	1,781,769,201
Percent of Issued Share Capital	77.683%
Votes Withheld - Note (c)	2,308,382

Resolution 14
Election of Holly Keller Koeppel as a Director
For - Note (b)	1,749,365,070
Percent of Votes Cast	98.15%
Percent of Issued Share Capital	76.270%
Against	32,961,353
Percent of Votes Cast	1.85%
Percent of Issued Share Capital	1.437%
Total Votes Cast (Excl. Votes Withheld)	1,782,326,423
Percent of Issued Share Capital	77.707%
Votes Withheld - Note (c)	1,751,161

Resolution 15
Election of Lionel Nowell, III as a Director
For - Note (b)	1,749,549,438
Percent of Votes Cast	98.17%
Percent of Issued Share Capital	76.278%
Against	32,660,156
Percent of Votes Cast	1.83%
Percent of Issued Share Capital	1.424%
Total Votes Cast (Excl. Votes Withheld)	1,782,209,594
Percent of Issued Share Capital	77.702%
Votes Withheld - Note (c)	1,867,990

Resolution 16
Renewal of Directors' authority to allot shares
For - Note (b)	1,374,413,154
Percent of Votes Cast	77.10%
Percent of Issued Share Capital	59.922%
Against	408,324,504
Percent of Votes Cast	22.90%
Percent of Issued Share Capital	17.802%
Total Votes Cast (Excl. Votes Withheld)	1,782,737,658
Percent of Issued Share Capital	77.725%
Votes Withheld - Note (c)	1,339,925

Resolution 17 - Note (d)
Renewal of Directors' authority to disapply pre-emption rights
For - Note (b)	1,721,086,394
Percent of Votes Cast	96.61%
Percent of Issued Share Capital	75.037%
Against	60,342,913
Percent of Votes Cast	3.39%
Percent of Issued Share Capital	2.631%
Total Votes Cast (Excl. Votes Withheld)	1,781,429,307
Percent of Issued Share Capital	77.668%
Votes Withheld - Note (c)	2,666,278

Resolution 18 - Note (d)
Authority for the Company to purchase its own shares
For - Note (b)	1,756,870,049
Percent of Votes Cast	98.58%
Percent of Issued Share Capital	76.597%
Against	25,333,414
Percent of Votes Cast	1.42%
Percent of Issued Share Capital	1.105%
Total Votes Cast (Excl. Votes Withheld)	1,782,203,463
Percent of Issued Share Capital	77.702%
Votes Withheld - Note (c)	1,890,886

Resolution 19
Authority to make donations to political organisations and to incur political expenditure
For - Note (b)	1,630,918,452
Percent of Votes Cast	92.91%
Percent of Issued Share Capital	71.106%
Against	124,500,318
Percent of Votes Cast	7.09%
Percent of Issued Share Capital	5.428%
Total Votes Cast (Excl. Votes Withheld)	1,755,418,770
Percent of Issued Share Capital	76.534%
Votes Withheld - Note (c)	28,663,294

Resolution 20 - Note (d)
Notice period for General Meetings
For - Note (b)	1,606,370,012
Percent of Votes Cast	90.52%
Percent of Issued Share Capital	70.035%
Against	168,291,411
Percent of Votes Cast	9.48%
Percent of Issued Share Capital	7.337%
Total Votes Cast (Excl. Votes Withheld)	1,774,661,423
Percent of Issued Share Capital	77.373%
Votes Withheld - Note (c)	9,389,873

Notes:

(a)	The total number of ordinary shares in issue (excluding treasury shares) at the close of business on Tuesday 24 April 2018 was 2,293,652,691.

(b)	Includes discretionary votes.

(c)	A vote withheld is not a vote in law and is not counted in the calculation of the proportion of votes ‘For’ or ‘Against’ a resolution.

(d)
In accordance with Listing Rules 9.6.2R and 9.6.3R, copies of the resolutions numbered 17, 18 and 20 will be submitted to the National Storage Mechanism as soon as practicable and will be available for inspection at www.morningstar.co.uk/uk/nsm.  A copy of the resolutions may also be obtained from the Notice of Meeting which is available on the Company’s website at www.bat.com/agm.

All resolutions were passed at the Company’s Annual General Meeting today with the requisite majority of votes. However, in respect of resolutions 2 (Directors’ Remuneration Report), 8 (Re-election of Marion Helmes as Director) and 16 (Authority to allot shares), we acknowledge that a number of our shareholders did not support these resolutions.

Directors’ Remuneration Report
In respect of resolution 2 (Directors’ Remuneration Report), we will continue to listen to the views of our shareholders in order to understand the concerns of those who voted against this resolution. During 2018, the Company intends to engage widely with shareholders as part of a full review of the Company’s existing Remuneration Policy (including to take account of relevant changes to the UK Corporate Governance Code), in anticipation of presenting a new policy for shareholders to consider at the Company’s Annual General Meeting in April 2019.

Re-election of Marion Helmes as Director
In respect of resolution 8 (Re-election of Marion Helmes as Director), Dr Marion Helmes has confirmed that she will be stepping down from the Supervisory Board of Bilfinger SE at its AGM on 15 May 2018, and that she will not be seeking re-election as a Non-Executive Director of NXP Semiconductors N.V. at its 2018 AGM. Following these retirements, and with her appointment to the Supervisory Board of Heineken N.V. from 19 April 2018, Dr Helmes’ portfolio of listed company non-executive directorships (and equivalent) would total five appointments (including her position at British American Tobacco). This will be within the acceptable scope for the number of mandates a director may hold as set out in the voting guidelines of leading corporate governance agencies. We will carefully consider the feedback received from those shareholders that did not support Dr Helmes’ re-election and we will continue to listen to the views of our shareholders.

Authority to allot shares
In respect of resolution 16 (Authority to allot shares), it is standard market practice for many FTSE listed companies to retain this type of authority and the authority sought by the Company is in accordance with the Investment Association’s share capital management guidelines. However, we are aware that some institutional investors, particularly in South Africa, have policies against supporting this type of resolution. We will continue to listen to the views of our shareholders in order to better understand the position of those for which this resolution presents concerns, and will keep best practice under review.

P McCrory
Secretary
British American Tobacco p.l.c.

25 April 2018

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